Securities Purchase Agreement

This Securities Purchase Agreement, dated as of May 14, 2010 (this “Agreement”), is by and between Clenergen Corporation, a Nevada corporation (the “Company”), and Vastani Trading Limited, a British Virgin Islands corporation (“Investor”).

WHEREAS, Investor wishes to purchase from the Company, and the Company wishes to sell to Investors, (x) a promissory note of the Company in the principal amount of $250,000, in the form attached as Exhibit A to this Agreement (the “Note”), and (y) 1 million warrants (each, a “Warrant”) to purchase shares (each, a “Warrant Share”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company, the Warrants to be evidenced by a form of the certificate to evidence any or all of the Warrants to be substantially in the form attached as Exhibit B to this Agreement (the “Warrant Certificate”), on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
AUTHORIZATION AND SALE OF SECURITIES

1.1.        Sale of Promissory Note and Warrants.  The Company has authorized the sale and issuance to Investor, and, at the Closing (as hereinafter defined), the Company shall sell to Investor, and Investor shall purchase from the Company, the Note and Warrants.  The purchase price (the “Purchase Price”) for the Note and Warrants is $250,000.  The Note and Warrants shall be in registered form and reflected in the books and records of the Company.  The exercise price per Warrant shall be equal to 70% of the closing price of the Common Stock on the business day immediately preceding the date of the Closing.

1.2.        Use of Proceeds.  The Company will use the proceeds from the sale of the Note and Warrants for general corporate and working capital purposes.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF INVESTOR

In order to induce the Company to consummate the transactions contemplated by this Agreement, Investor hereby represents and warrants to the Company, as follows:

2.1.        Organization.  Investor is a corporation duly formed and validly existing and in good standing under the laws of Investor’s jurisdiction of organization, with all requisite corporate power and authority to carry on Investor’s business as it is now being conducted.

2.2.        Authority.  Investor has full power and authority to execute and deliver this Agreement, and to perform Investor’s obligations under this Agreement, and such execution, delivery and performance has been duly authorized by all required actions of Investor.  No other action on the part of Investor is necessary to authorize the execution and delivery of this Agreement, or the performance by Investor of Investor’s obligations under this Agreement.  This Agreement, when executed and delivered by Investor, constitutes a legal, valid and binding agreement of Investor, enforceable against Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3.        Brokers.  Investor has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement or the transactions contemplated hereby.  Investor shall indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Investor, or any of Investor’s employees or representatives, is, or is alleged to be, responsible.

2.4.        Accredited Investor.  Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

2.5.        Investment Intent.  Investor is acquiring the Note and Warrants (and will acquire each of the Warrant Shares upon exercise of any of the Warrants) for Investor’s own account, for investment only and not with a view to, or for sale in connection with, a distribution of the Note, Warrants and/or Warrant Shares or any part thereof, within the meaning of the Securities Act, and the rules and regulations promulgated under the Securities Act, or any applicable state securities or blue-sky laws and regulations.

2.6.        Intent to Transfer.  Investor is not a party or subject to or bound by any contract, undertaking, agreement or arrangement with any Person (as such capitalized term is defined below) to sell, transfer or pledge the Note, any Warrants or any Warrant Shares, or any portion or proceeds of the Note, Warrants and/or Warrant Shares to any Person, nor has a present intention to enter into such a contract, undertaking, agreement or arrangement.  As used in this Agreement, the capitalized term “Person” means any natural person, corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or other entity.

2.7.        Offering Exempt from Registration; Company’s Reliance.  The Company has advised Investor that:
(a)     neither the Note, Warrants nor Warrant Shares have been registered under the Securities Act or under the securities laws of any state on the basis that the issuance of such securities is (or will be) exempt from such registration;
(b)     the Company’s reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of Investor’s representations contained in this Agreement;

(c)     as a result of such lack of registration, the Note, Warrants and Warrant Shares may not be resold or otherwise transferred or disposed of without registration or pursuant to or an exemption from registration available under the Securities Act and such state securities laws.

2.8.        Sophistication of Investor.  Investor has evaluated the merits and risks of acquiring the Note and has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such acquisition, is aware of and has considered the financial risks and financial hazards of acquiring the Note, Warrants and Warrant Shares and is able to bear the economic risk of acquiring such securities, including the possibility of a complete loss with respect thereto.

2.9.        Access to Information.  Investor has had access to such information regarding the business and finances of the Company, and has been provided the opportunity to discuss with the Company’s management the business, affairs and financial condition of the Company and such other matters with respect to the Company as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operation of the Company, including, without limitation, pursuant to a meeting and/or discussions with management of the Company.

2.10.      No Guarantees.  That it never has been represented, guaranteed or warranted to Investor by the Company, or by any of the Company’s officers, directors, agents, representatives or employees, or any other Person, expressly or by implication, that the past performance or experience on the part of the Company or its predecessors, officers, directors, employees or any other Person, will in any way (a) indicate any future results of the Company or (b) that the Company will have the financial viability to repay the Note at the Note’s stated maturity date or at any other time.

2.11.      High Degree of Investment Risk.  That Investor is aware that:
(a)     The acquisition of the Note, Warrants and Warrant Shares involves a high degree of risk and may result in a loss of the entire amount invested;
(b)     The Company has limited working capital and limited sources of financing available; and
(c)     There is no assurance that the Company’s operations will be profitable or cash flow positive at any time in the future.

2.12.      State of Principal Place of Business.  That the address set forth in section 7.4 of this Agreement is Investor’s true and correct principal place of business, and Investor has no present intention of transferring its principal place of business to any other country, state or jurisdiction.

2.13.      No Purchaser Representative.  Investor has not authorized any person or institution to act as Investor’s “purchaser representative” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) in connection with Investor’s acquisition of the Note and Warrants.

2.14.      No General Solicitation.  Investor has not received any general solicitation or general advertising regarding the sale or acquisition of the Note and Warrants.

2.15.      Company’s Financial Condition.  Investor acknowledges that the Company’s operations and cash flows are not sufficient to fund the Company’s repayment obligations under the Note and that the primary, if only, source of funds to satisfy the Company’s repayment obligations under the Note will be from additional financing of the Company by third parties, none of which is subject to definitive obligations on the part of any such third party.

2.16.      Due Diligence.  Investor has conducted the due diligence review of the Company as Investor believes necessary under the circumstances and that neither the Company (and its officers, directors, employees, agents and representatives) has advised Investor concerning the nature and/or extent of Investor’s due diligence review.

2.18.      No Other Representations, Warranties, Covenants or Agreements of the Company.  Except as set forth in this Agreement, or the documents referred to herein, the Company has not made any representation, warranty and covenant to Investor, nor has the Company entered into any agreement with any of Investor with respect to the matters contained in this Agreement or in the other agreements and documents referred to in this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce Investor to consummate the transactions contemplated by this Agreement, the Company hereby represents and warrants to Investor as follows:

3.1.        Corporate Status.  The Company:
(a)     Is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada
(b)     has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by the Company and to carry on the business of the Company, as it is now being conducted, and
(c)     is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction wherein the character of the properties owned or leased by the Company and/or the nature of the activities conducted by the Company makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not prevent the Company from performing any of its material obligations under this Agreement and would not have a material adverse effect on the business, operations or financial condition of the Company (a “Material Adverse Effect”).

3.2.        Authority of Agreement.  The Company has the power and authority to accept, execute and deliver this Agreement and, upon acceptance by the Company, to carry out the Company’s obligations under this Agreement; the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and this Agreement constitutes the valid and legally binding obligations of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies; and the Note, upon issuance in accordance with the terms of this Agreement, will be validly authorized, fully paid and non-assessable.

3.3.        Consents and Approvals; No Conflict.

(a)       The acceptance, execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, other than in connection with state securities or “blue sky” laws, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Company from performing any of its material obligations under this Agreement and would not have a Material Adverse Effect.

(b)       The acceptance, execution, delivery and performance of this Agreement by the Company and the other agreements and documents to be executed, delivered and performed by the Company pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement by the Company do not and will not conflict with, violate or result in a breach or termination of any provision of, or constitute a default under (or event which with the giving of notice or lapse of time, or both, would become a default under) the Certificate of Incorporation or By-laws of the Company, the breach of or constitute a default under any indenture, agreement or undertaking to which the Company is a party or by which the Company or its property may be bound or affected or, except as would not prevent the Company from performing any of its material obligations under this Agreement and would not have a Material Adverse Effect, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the assets or properties of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Company is a party or by which any of such assets or properties is bound.

3.4.        Absence of Litigation.  No claim, action, proceeding or investigation is pending which seeks to delay or prevent the consummation of the transactions contemplated by this Agreement or which would be reasonably likely to adversely affect the Company’s ability to consummate the Exchange or which would have a Material Adverse Effect.

3.5.        Extent of Offering.  Subject in part to the truth and accuracy of Investor’s representations set forth in Article III of this Agreement, the offer, sale and issuance of the Note and Warrants, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and applicable state securities laws.

3.6.        Governmental Consent, etc.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Note and Warrants, or the consummation of the transactions contemplated by this Agreement.

3.7.        No Other Representations, Warranties, Covenants or Agreements of the Company.  Except as set forth in this Agreement, or the agreements and documents referred to in this Agreement, Investor has not made any representation, warranty, covenant or agreement with respect to the matters contained in this Agreement or such agreements and documents.

3.8.        No Finder.  The Company has not retained a finder, or Person performing such function, in connection with the transactions contemplated by this Agreement.

ARTICLE IV
CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are, at the option of the Company, subject to the satisfaction at and prior to the Closing Date of the following conditions:

4.1.        Fulfillment of Covenants.  All the terms, covenants and conditions of this Agreement to be complied with and performed by Investor on or before the Closing Date shall have been duly complied with and performed.

4.2.        Accuracy of Representations and Warranties.  All of the representations and warranties made by Investor in this Agreement shall be true as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

4.3.        No Litigation.  There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement, including, without limitation, the sale and issuance of the Note and Warrants, or which would have the effect, if successful, of imposing a material liability upon the Company (other than the repayment obligations of the Company under the Note), or any of the officers or directors thereof, because of or due to, in many respects, the consummation of the transactions contemplated by this Agreement.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF INVESTOR

The obligations of Investor under this Agreement are, at the option of Investor, subject to the satisfaction at and prior to the Closing Date of the following conditions:

5.1.        Fulfillment of Covenants.  All the terms, covenants and conditions of this Agreement to be complied with and performed by the Company on or before the Closing Date shall have been duly complied with and performed.

5.2.        Accuracy of Representations and Warranties.  All of the representations and warranties made by the Company in this Agreement shall be true as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

5.3.        No Litigation.  There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon Investor because of or due to, in many respects, the consummation of the transactions contemplated by this Agreement.  There shall be no action, proceeding, investigation or pending or actual litigation against or with respect to the Company, Note, Warrants, outstanding shares of Common Stock or the Warrant Shares which could, in any way, invalidate or damage this Agreement or value of the Notes and Warrants which Investor is acquiring pursuant to this Agreement.

ARTICLE VI
CLOSING

6.1.        Closing Date.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Company’s counsel, Moritt Hock Hamroff & Horowitz LLP, located at 400 Garden City Plaza, Garden City, New York 11530, at 10:00 a.m., local time, on May 14, 2010 (the “Closing Date”), or such other time or place as shall be mutually agreed upon by the parties to this Agreement.

6.2.        Deliverables by the Company.  At the Closing, the Company shall deliver to Investor the following:
(a)      The Note, duly dated and executed; and
(b)      The Warrant Certificate, duly dated and executed.

6.4.        Deliverables by Investor.   At the Closing, Investor shall deliver to the Company the following:
(a)      the Purchase Price, by check or wire transfer.

ARTICLE VII
GENERAL

7.1.        Payment of Expenses.  Each party shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

7.2.        Consent to Jurisdiction and Waivers.  The parties hereto each irrevocably consents that any legal action or proceeding against any of them under, arising out of or in any manner relating to, this Agreement or any other document delivered in connection herewith, may be brought in any court of the State of New York of competent jurisdiction located within Nassau County or in the United States District Court for the Eastern District of New York.  The parties to this Agreement, by the execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding.  The parties hereto hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenient or any similar basis.

7.3.        Amendments and Waivers.

(a)           Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented without the written consent of each of the parties to this Agreement.  Any of the parties may, by written notice to the other party:
(i)           waive any of the conditions to such party’s obligations under this Agreement or extend the time for the performance of any of the obligations or actions of the other party,
(ii)          waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement,
(iii)         waive compliance with any of the covenants of the other party contained in this Agreement and
(iv)         waive or modify performance of any of the obligations of the other party.

(b)           No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, condition or agreement contained herein.  Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

7.4.        Notices.  All notices, demands, requests, demands and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, or (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, addressed (with respect to clauses (ii) and (iii)) as follows:

If to the Company, to:                      Mark L.M. Quinn, Chief Executive Officer
Clenergen Corporation
Bath House
Chapel Place
London, Great Britain EC2A 3DQ

with a copy to:                   Dennis C. O’Rourke, Esq.
Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, New York 11530

If to the Trust, to:                             Vastani Trading Limited
Friededstrasstrabe 6-O
Frankfurt 60311 Germany

with a copy to:

or, in the case of any of the parties to this Agreement, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this section 8.4.  Each such notice, demand, request or other communication shall be deemed given (x) on the date of such delivery by hand, (y) on the first business day following the date of such delivery to the overnight delivery service or (z) three business days following such mailing.

7.5.        Successors and Assigns: Holders and Third Parties as Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

7.6.        Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.7.        Headings.  The headings of the articles, sections, paragraphs and clauses in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings or interpretations of the terms contained therein.

7.8.        Governing Law.  This Agreement and the rights, obligations and liabilities of the parties hereto shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

7.9.        Severability; Specific Enforcement.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties to this Agreement shall be enforceable to the fullest extent permitted by law.  Each of the parties to this Agreement acknowledge that the other parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of any other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other parties shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

7.10.     Entire Agreement; Survival.  This Agreement and the agreements referred to herein are intended by the parties as a final expression of their agreements and are intended to be a complete and exclusive statement of the agreements and understandings of the parties to this Agreement in respect of the subject matter contained in this Agreement and therein.  There are no restrictions, promises, representations, warranties or undertakings, with respect to the subject matter of this Agreement, other than those set forth or referred to in this Agreement and therein.  This Agreement and the agreements referred to in this Agreement supersede all prior agreements and understandings between the parties with respect to such subject matters.

7.11.     Binding Nature.  This Agreement shall be binding upon and inure to the benefit of the parties hereto.  No party to this Agreement may assign or transfer any rights under this Agreement.

7.12.     Use of Certain Terms and References.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the term “or” shall be deemed to include the term “and/or;” singular or plural tenses shall be deemed to include the opposite whenever the context so indicates or requires; and article, section, subsection, paragraph, clause, schedule and exhibit references are to this Agreement unless otherwise specified.

7.13.     No Insider Trading.  Investor agrees and covenants that it will not engage in any transaction with respect to securities of the Company at any time if, at the time of such transaction, the Trust is aware of any material non-public information relating to the Company or the Company’s securities.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

The Company:
Clenergen Corporation

By:	/s/ Mark L.M. Quinn
Mark L.M. Quinn
Chief Executive Officer

Investor:
Vastani Trading Limited

By:	/s/ Jan Marcus
Jan Marcus, President